Exhibit 99.1

Iconic Film Name Carolco Pictures Returns

For First Time in 20 Years

Brick Top Productions, Inc. Becomes Carolco Pictures, Inc.

as Stock Symbol is Changed to CRCO

BOCA RATON, FL--(January 20, 2015) - Brick Top Productions, Inc. (OTCQB: CRCO) announced that Carolco Pictures, the legendary name behind dozens of film blockbusters such as Rambo, Basic Instinct and Total Recall, is back and making its first appearance in 20 years. Brick Top Productions officially changed its corporate name to Carolco Pictures Inc. and its stock symbol to CRCO.

The Carolco corporate name and stock symbol changes follow the recent addition of Mario Kassar, Carolco Pictures’ former founder, who has been named Chief Development Executive pursuant to a multi-million dollar contractual condition precedent to fund his newest film project “Audition.” A psychological horror-drama based on Ryu Murakami’s bestselling novel to be directed by Richard Gray, “Audition” would be the second production to carry the new Carolco label following “Nick the Doorman”.

Mario Kassar, a major innovator in international motion picture productions, financing and distribution, has decades of experience as both producer and executive producer of worldwide blockbusters and can be characterized like his movies: action-packed. Kassar has released 36 motion pictures which have been nominated for 16 Academy Awards. Renowned for his talent for green-lighting projects that go on to become worldwide blockbusters, Kassar served as Executive Producer of such hits as the Rambo films, Terminator 2: Judgement Day, Basic Instinct, Total Recall, Terminator 3: Rise of the Machines, Cliffhanger andStargate, among others. In total, his films as producer and executive producer have grossed more than $3 billion (today’s value) in worldwide theatrical box office. For more information see www.mariokassar.com.

Alex Bafer, Carolco’s Chairman and CEO stated “Obtaining the Carolco name and other intellectual property took some time, but there was nothing better than having Carolco’s former founder and one of the world’s greatest movie producers, Mario Kassar, join us by entering into an agreement whereby we are able to fund his next picture. Having Mario completes the Carolco circle in reviving the former studio name and adds to our recent Board additions and other projects.”

Recently the company expanded its operations with Board appointments including Robert “Rob” Ortiz and Jason Goodman, opened offices in Los Angeles and New York City and entered into an Executive Services Agreement with Producer/Director Harrison Smith and Actress/Producer Felissa Rose as co-Heads of Independent Genre Film Development, subject to the Company’s funding of their project, Love Bites, based on the best-selling book by actress Adrienne Barbeau.

About Carolco Pictures

For more information on Carolco Pictures, f/k/a Brick Top Productions and its subsidiaries, please visit, www.bricktopproductions.com, www.carolcopictures.com and www.highfiveentertainment.net. Carolco Pictures has offices in New York City, Beverly Hills, Boca Raton and Nashville. Carolco’s most recent regulatory filings and financial information can also be found on the Securities and Exchange Commission’s website at www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such, may involve risks and uncertainties. These forward looking statements relate to, amongst other things, current expectation of the business environment in which the company operates, potential future performance, projections of future performance and the perceived opportunities in the market. The company’s actual performance, results and achievements may differ materially from the expressed or implied in such forward-looking statements as a result of a wide range of factors.

CONTACT:

For further information contact:

Kimberly Mulloy, Public Relations

kmulloy@carolcopictures.com

(561) 826-9307